Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-150287, 333-157463, 333-168810, 333-176608, 333-182558, 333-189820, 333-197225, 333-205970, 333-212271, 333-215674, 333-224760, 333-231087, 333-238277, 333-255430, 333-264536 and 333-271318) on Form S-8 and (No. 333-255195) on Form F-3 of our report dated April 12, 2023, with respect to the consolidated financial statements of ATA Creativity Global.

/s/ KPMG Huazhen LLP
Beijing, China
April 10, 2024